Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE

Entrust Announces Third Quarter Fiscal Year 2006 Financial Results

•	Total Revenues of $24.0 million – an increase of 9% from Q2, 2006 and 2% from Q3, 2005

•	Product revenues of $8.8 million – an increase of 19% from Q2, 2006 and 15% from Q3, 2005

•	Emerging Growth Products revenues of $3.4 million – an increase 171% from Q2, 2006, representing 38% of total product revenue

•	Entrust IdentityGuard shipped over 2.3 million users licenses and achieved record revenue of $1.8 million

•	Entrust achieved positive cash flow from operations in the quarter of $3.5 million and ended the quarter with $28.4 million in cash and marketable securities

DALLAS – October 30, 2006 – Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced financial results for its fiscal quarter ended September 30, 2006.

Revenue for the third quarter was $24.0 million, an increase of 9% from $22.1 million in Q2, 2006, and a 2% increase from $23.7 million in Q3, 2005. Revenue in the third quarter was driven by product revenue, which increased 19% from Q2, 2006 and 15% from Q3, 2005. Risk-based authentication solutions helped drive the accelerated product revenue growth in the quarter.

“We are pleased with the continued growth of our emerging growth products of Entrust IdentityGuard, Entrust Entelligence Messaging Server and our Zero Touch Fraud Detection, which combined to increase 171 percent from last quarter and a record 38 percent of product revenue,” said Bill Conner, Entrust chairman, president and chief executive officer. “Total transactions in the quarter also increased over 20 percent from last quarter, and 28 percent from the third quarter of last year driven by new customer wins in the financial services and government markets. This increase in transactions helped us achieve our highest quarterly revenue from deals under five hundred thousand dollars in nearly four years. With a $1.0 million product deal already closed in the quarter and a strong pipeline of large and midsized deals, we are positioned to deliver on our revenue guidance and improved earnings outlook.”

Entrust recorded a Q3, 2006 net loss, calculated in accordance with GAAP, of $3.2 million, or $0.05 per share, compared to a Q2, 2006 net loss of $1.3 million, or $0.02 per share and a Q3, 2005 net income of $1.0 million, or $0.02 per share. On a non-GAAP basis the company recorded a loss of $1.7 million, or $0.03 per share, compared to a Q2, 2006 loss of $0.3 million, or $0.00 per share and a Q3, 2005 income of $1.1 million, or $0.02 per share. The non-GAAP figures exclude amortization of purchased intangibles and stock-option based compensation expense. See the financial table below reconciling the non-GAAP figures to GAAP.

In the quarter, the company generated $3.5 million in positive cash flow from operations and year-to-date has generated over $6.9 million in positive cash flow from operations. The company ended Q3, 2006 with approximately $28.4 million in cash and marketable securities and no debt.

Conner continued, “I was pleased with our overall execution. We have integrated two strategic acquisitions and completed a revenue-generating OEM relationship with Vericept. These initiatives led to revenue in the

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quarter, and position us strongly in our key vertical markets of financial services and government. Most importantly, we did all of this while growing product revenue, gaining traction in our emerging growth products and generating $3.5 million in positive cash flow from operations.”

Business and Financial Metrics:

Third Quarter, 2006

•	Revenue of $24.0 million consisted of 37% product revenue ($8.8 million) and 63% services and maintenance revenue ($15.2 million). The top five product transactions accounted for 12% of Q3, 2006 revenues. There were no product transactions over $1 million in Q3, 2006.

•	Product revenue for the quarter was 32% Extended Government and 68% Extended Enterprise. The financial services vertical increased 111% over Q2, 2006, accounting for approximately 46% of product revenue in Q3, 2006, driven by increased demand for multi-factor authentication, zero touch fraud detection and boundary messaging.

•	The average purchase size in the third quarter was $83,000, an increase from $81,000 in Q2, 2006 and a decrease from $93,000 in Q3, 2005. Total transactions in Q3, 2006 reached 86, which is up from 71 in Q2, 2006 and is up from 67 in Q3, 2005. Twenty-two, or 26% of the transactions were from new customers, an increase of 47% from Q3, 2005.

•	Emerging growth products (Entrust IdentityGuard, Boundary Messaging and Fraud Detection) accounted for $3.4 million, or 38% of product revenue, up 171% from $1.2 million in Q2, 2006 and up 125% from $1.5 million in Q3, 2005.

•	Entrust IdentityGuard revenue achieved its highest quarter ever with $1.8 million of product revenue (included in the above Emerging Growth Products revenue). Entrust IdentityGuard transactions also reached their highest level at 23 this quarter, up from 16 in Q2, 2006. Entrust IdentityGuard pilots and trials increased 37 in the quarter, now totaling 226. In the quarter, follow on orders from Bank of New Zealand, CommerceBank and Shufa coupled with a new U.S. Federal Government agency drove the increased IdentityGuard product revenue in the quarter.

•	Entrust’s Boundary Messaging product revenue was $0.8 million (included in the above Emerging Growth Products revenue), which is its highest quarterly attainment in the products history. The quarterly revenue included a follow on purchase from a large financial services company that standardized and deployed Entrust Messaging Server in the quarter. Year-to-date Entrusts Boundary Messaging solutions have increased 30% over last year.

•	Zero Touch Fraud Detection, which is the technology obtained from Entrust’s acquisition of Business Signatures earlier in the quarter, achieved total revenues of $1.0 million. Product revenue of $0.8 million (included in the above Emerging Growth Products revenue) for fraud detection was the highest quarterly attainment in the history of the company and exceeded last year’s total revenue. The company continues to see increased demand for Risk Based Authentication solutions and in the quarter Entrust had their first customer, H&R Block, who extended beyond fraud detection to add stronger authentication.

•	Entrust services revenue was $15.2 million, an increase of 4% ($0.6 million) from Q2, 2006 and a decrease of 5% ($0.7 million) from Q3, 2005. Deferred revenue of $25.0 million increased $2.0 million over Q2, 2006 and $3.3 million over Q3, 2005.

Financial Outlook:

Entrust is maintaining it’s second half 2006 revenue target of between $51.0 and $64.0 million. Entrust is improving it’s second half 2006 target net loss in accordance with GAAP to $0.03 to $0.09 per share. The company is also improving its non-GAAP guidance range to between a positive $0.02 per share non-GAAP income and a non-GAAP loss of $0.04 per share. This represents a four cent increase to the lower end of the Company’s previous non-GAAP guidance and a one cent increase to the upper end of the Company’s previous non-GAAP guidance for the second half of 2006. See the financial table below reconciling the non-GAAP figures to GAAP.

GAAP earnings per share, less the following charges for the second half of 2006, equals non-GAAP earnings per share:

•	A stock-based compensation charge in accordance with SFAS 123R of approximately $1.9 million, or $(0.03) per share

•	Amortization charges of intangible assets primarily associated with the acquisition of Business Signatures, Orion and AmikaNow of approximately $1.2 million, or $(0.02) per diluted share.

Technology and Industry Highlights:

•	Expedia and Entrust signed a strategic deal in October to leverage a suite of security software from Entrust including Entrust IdentityGuard, Entrust Entelligence, Entrust GetAccess, Entrust Messaging Server, Entrust Identity Management, Entrust Content Management and mobile workforce protection. Entrust’s solutions will now protect the world’s leading online travel company, helping them secure customers, employees and partners around the world.

•	US Bank selected Entrust’s Zero Touch Fraud Detection™ solution to help assist with its FFIEC compliance activities. The deal was secured through Entrust’s partnership with IBM Global Business Services. The platform was also deployed real-time for online fraud prevention for Citibank North America in the quarter.

•	Bank of New Zealand did a follow on purchase of Entrust IdentityGuard in the third quarter to provide strong mutual authentication capability to their customers. In the first three months since selecting Entrust, the Bank has had more than 38,000 customers register for the new service branded “NetGuard”.

•	Banco Santander Santiago, part of one of the largest financial groups in the world, turned to Entrust again to protect their customers online with strong authentication. Banco Santander chose Entrust IdentityGuard grid card authentication and has branded the card “Super Clave.” The bank initially purchased 260,000 Entrust IdentityGuard licenses but plans to expand its Super Clave user base to 600,000 within the next few years.

•	SCHUFA, an innovative credit service provider in Germany, made a follow on purchase of Entrust IdentityGuard. Entrust IdentityGuard is being used to provide strong authentication for online helping to prevent unauthorized persons from gaining access to restricted data. Shufa made an initial purchase in 2005 and based on its current rollout was in need of more licenses in the third quarter.

•	Entrust and Verisign are co-authoring an Open Standard to Create the Industry’s First Collaborative Fraud Intelligence Network based on IETF Standards. The two companies have submitted an internet draft to the IETF for a creation of a collaborative fraud intelligence network that is both vendor-neutral and gives member companies the ability to download or submit new fraud patterns to create a shared trust network.

•	Under Secretary of Commerce for Technology Robert Cresanti presented a “Recognition of Excellence in Innovation” certificate to Entrust for its efforts to protect consumers’ identities online with its Zero Touch Consumer Authentication Solution™. Nominated by the Technology Business Council of the Greater Dallas Chamber of Commerce, the certificate recognizes local and regional innovators from throughout the United States who have introduced a new product or service into the market during the last 12 months.

•	Entrust and Vericept Corporation announced a strategic partnership to deliver fully embedded email encryption functionality in a content monitoring and control solution. Under the terms of the agreement, Vericept will integrate the Entrust Entelligence Messaging Server encryption capability into Vericept’s Control 360° product providing automatic encryption, compliance and content control to both Vericept and Entrust customers. In addition, Entrust will become a reseller partner of Vericept’s content control solutions.

•	Entrust licensed Entrust Authority™ Security Manager to the United Kingdom Ministry of Defence (MoD) where it is to be used as the MoD root certification authority (Root CA). The MoD will use the Entrust Authority Security Manager to support authentication, digital signatures and encryption to internal devices, as well as provide security for collaboration with industry partners.

•	Entrust announced that it, along with partner Netrust, is helping Singapore protect the digital security of its new e-passports. The Entrust Authority solution will be used to help provide the assurance that an e-passport has been issued by the Singapore Government. Netrust has managed the deployment of the Entrust Authority solution to conform to the strict standards required for the issuance of e-Passports according to the guidelines laid down by the International Civil Aviation Organization (ICAO).

Entrust will host a live teleconference and Webcast on Monday, October 30, 2006 at 5:00 p.m. (Eastern), featuring Chairman, President and CEO Bill Conner and Chief Financial Officer David Wagner to discuss the company’s fiscal third quarter results and Q4 outlook. The conference call audio will be available live via dial-in at 1-800-814-4860 and via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=73119&s=wm&e=1396414. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 8:00 p.m. (Eastern), Monday, October 30, 2006 through Monday, November 6, 2006 at 11:59 p.m. (Eastern). The North American replay number is 1- 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21205424#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust’s projected revenue, net loss and net loss per share for the third quarter of 2006. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, unconverted customer opportunities, issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Entrust’s Quarterly Report on Form 10-Q for the fiscal second quarter ended June 30, 2006. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust, Inc. [NASDAQ: ENTU] is a world leader in securing digital identities and information. Over 1,450 enterprises and government agencies in more than 50 countries use Entrust solutions to help secure the digital lives of their citizens, customers, employees and partners. Our proven software and services can help customers in achieving regulatory and corporate compliance, while helping to turn security challenges such as identity theft and email security into business opportunities. For more information on how Entrust can help secure your digital life, please visit: www.entrust.com

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	Michelle Metzger
Investor Relations	Media Relations
972-713-5824	(972) 713-5866
david.rockvam@entrust.com	michelle.metzger@entrust.com

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ENTRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended, September 30th		Nine Months Ended, September 30th
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product	8,788	$7,668	22,754	$25,135
Services and maintenance	15,243	15,983	44,430	48,232

Total revenues	24,031	23,651	67,184	73,367

Cost of revenues:
Product	1,246	1,420	4,420	3,400
Services and maintenance	7,252	7,291	21,700	23,505
Amortization of purchased product rights	319	215	738	600

Total cost of revenues	8,817	8,926	26,858	27,505

Total gross profit	15,214	14,725	40,326	45,862

Operating expenses:
Sales and marketing	9,710	6,709	24,431	21,480
Research and development	5,505	3,979	14,148	12,617
General and administrative	3,426	3,130	10,654	8,986
Restructuring charges and adjustments	—	—	2,765	—

Total operating expenses	18,641	13,818	51,998	43,083

Income (loss) from operations	(3,427)	907	(11,672)	2,779

Other income (expense):
Interest income	363	600	1,945	1,705
Gain on sale of asset	—	—	—	200
Foreign exchange gain (loss)	(4)	(55)	(275)	(24)
Loss from equity investments	(51)	(210)	(344)	(661)
Writedown of long-term strategic and equity investments	—	—	(3,016)	—

Total other income (expense)	308	335	(1,690)	1,220

Income (loss) before income taxes	(3,119)	1,242	(13,362)	3,999

Provision for income taxes	120	286	309	981

Net income (loss)	$(3,239)	$956	$(13,671)	$3,018

Weighted average common shares used
Basic	59,807	59,974	59,814	61,129
Diluted	59,807	62,753	59,814	62,875

Net income (loss) per share
Basic	$(0.05)	$0.02	$(0.23)	$0.05
Diluted	$(0.05)	$0.02	$(0.23)	$0.05

ENTRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2006	December 31, 2005
	(unaudited)	(unaudited)
ASSETS
Cash and marketable investments	$28,439	$82,453
Accounts receivable, net of allowance for doubtful accounts	15,582	20,341
Other current assets	3,535	4,782
Property and equipment, net	2,996	2,677
Purchased product rights and other purchased intangible assets, net	14,502	2,086
Goodwill, net	60,214	12,713
Long-term strategic and equity investments	270	3,630
Other long-term assets, net	1,387	1,767

Total assets	$126,925	$130,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accruals	$17,219	$13,634
Accrued restructuring charges	25,717	25,949
Deferred revenue	24,974	20,895
Long-term liabilities	236	859

Total liabilities	68,146	61,337

Shareholders’ equity	58,779	69,112

Total liabilities and shareholders’ equity	$126,925	$130,449

The following supplemental tables provide non-GAAP financial measures used by the company’s management to evaluate operational results. The company believes this information may be useful to investors. In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of purchase product rights, non recurring restructuring and impairment charges. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

For additional information regarding these non-GAAP financial measures, see the Form 8-K dated October 30, 2006 that Entrust has filed with the Securities and Exchange Commission.

ENTRUST, INC.

SUPPLEMENTAL

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended, September 30th		Nine Months Ended, September 30th
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of net income (loss) per GAAP to Non-GAAP income (loss):

GAAP net income (loss)	$(3,239)	$956	$(13,671)	$3,018
Adjustments for share-based compensation expense:
Cost of revenues	68	—	191	—
Sales and marketing	282	—	635	—
Research and development	132	—	262	—
General and administrative	442	—	1,111	—
Amortization of other purchased intangibles:
Cost of revenues	51	—	51	—
Sales and marketing	217	19	251	56
Amortization of purchased product rights	319	215	738	600
Restructuring charges and adjustments	—	—	2,765	—
Write-down of long-term strategic and equity investments	—	—	3,016	—
Tax effect on Non-GAAP adjustments	—	(70)	—	(197)

Non-GAAP income (loss)	$(1,728)	$1,120	$(4,651)	$3,477

Reconciliation of net income (loss) per diluted share according to GAAP to Non-GAAP income (loss) per diluted share:

GAAP net income (loss) per diluted share	$(0.05)	$0.02	$(0.23)	$0.05

Adjustments for share-based compensation expense	0.01	—	0.04	—
Amortization of other purchased intangibles:	—	—	0.01	—
Amortization of purchased product rights	0.01	—	0.01	0.01
Restructuring charges and adjustments	—	—	0.04	—
Write-down of long-term strategic and equity investments	—	—	0.05	—
Tax effect on Non-GAAP adjustments	—	—	—	—

	0.02	—	0.15	0.01

Non-GAAP income (loss) per diluted share	$(0.03)	$0.02	$(0.08)	$0.06

Weighted average common shares used	59,807	62,753	59,814	62,875

Forward Looking Guidance

for Six Months Ended December 31, 2006

	Earnings Per Share Range
U.S. GAAP measure	$(0.03)	$(0.09)
Adjustments to exclude the effects of amortization of intangible assets	$0.02	$0.02
Adjustments to exclude the effects of expenses related to stock-based compensation	$0.03	$0.03

Non-GAAP figures	$0.02	$(0.04)